                                   Form T-1
                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.

      STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an application to determine eligibility of a trustee pursuant to section 305(b)(2).  [_]

                             BANK OF NEW HAMPSHIRE
              (Exact name of trustee as specified in its charter)

                                 NEW HAMPSHIRE
  (Jurisdiction of incorporation or organization if not a U.S. national bank)

                                  02-0346918
                   (I.R.S. Employer Identification Number )

                      300 FRANKLIN STREET, MANCHESTER, NH
                   (Address of principal executive offices)

                                     03101
                                  (Zip code)

                             LORRAINE M. GRACIANO
                             BANK OF NEW HAMPSHIRE
                             143 NORTH MAIN STREET
                         CONCORD, NEW HAMPSHIRE 03301
                                (603) 225-4530
           (Name, address and telephone number of agent for service)
                                  Copies to:
  Michael C. Moyers, Esquire                  Richard A. Samuels, Esquire
   Cleveland, Waters & Bass               McLane, Graf, Raulerson & Middleton,
 2 Capitol Plaza, P.O. Box 1137                 Professional Association
      Concord, NH 03302                       900 Elm Street, P.O. Box 326
                                                Manchester, NH 03105-0326

                         ENERGYNORTH NATURAL GAS, INC.
              (Exact name of obligor as specified in its charter)

                                 NEW HAMPSHIRE
        (State or other jurisdiction of incorporation or organization )

                                  02-0209312
                    (I.R.S. Employer Identification Number)

           1260 ELM STREET, P.O. BOX 329, MANCHESTER, NEW HAMPSHIRE
                    (Address of principal executive office)

                                  03105-0329
                                  (Zip code)

        FIRST MORTGAGE BONDS, __% SERIES E BONDS DUE SEPTEMBER 30, 2027
                        (Title of Indenture Securities)

1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --

    (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

        NH Department of Banking, 169 Manchester Street, Concord, NH 03301

        Federal Deposit Insurance Corporation, Washington, D.C.

        Federal Reserve Bank of Boston, Boston, Massachusetts

    (B) WHETHER IT IS AUTHORIZED TO EXERCISE TRUST POWERS.

        The trustee is authorized to exercise corporate trust powers.

2. AFFILIATION WITH THE OBLIGOR AND UNDERWRITERS. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

    The obligor is not an affiliate of the trustee.

3. VOTING SECURITIES OF THE TRUSTEE. FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:



                             AS OF AUGUST 31, 1997
         ---------------------------------------------------
              TITLE OF CLASS            AMOUNT OUTSTANDING
         -------------------------  ------------------------
                 Common Stock,           27,474,169 shares
           par value $0.01 per share


4. TRUSTEESHIPS UNDER OTHER INDENTURES. IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

     (a) Title of the securities outstanding under each such other indenture.

         Concord Natural Gas Corporation, General and Refunding Mortgage Bonds, 8.67% Series A Due 2002; issued under the Concord Natural Gas Corporation General and Refunding Mortgage Indenture dated as of June 30, 1987.

         Energynorth Natural Gas, Inc. (f/k/a Gas Service, Inc.), General and Refunding Mortgage Bonds:

         8.67% Series A Due 2002,

         9.7% Series B Due 2019,

         9.75% Series C Due 2020 and

         8.44% Series D Due 2009,

         issued under the Energynorth Natural Gas, Inc. (f/k/a Gas Service, Inc.) General and Refunding Mortgage Indenture dated as of June 30, 1987.

         Manchester Gas Company, General and Refunding Mortgage Bonds, 8.67% Series A Due 2002; issued under the Manchester Gas Company General and Refunding Mortgage Indenture dated as of June 30, 1987.

        On October 1, 1988, Concord Natural Gas Corporation, Gas Service, Inc. and Manchester Gas Company merged. Energynorth Natural Gas, Inc., formerly known as Gas Service, Inc., the obligor (the "Obligor") of the proposed First Mortgage Bonds, __% Series E due September 30, 2027 (the "Series E Bonds") was the surviving corporation in such merger. At the time of such merger, the merging companies, together with Bank of New Hampshire as the trustee under the 1987 Indentures of Concord Natural Gas Corporation, Gas Service, Inc. and Manchester Gas Company (the "1987 Indentures"), entered into an intercreditor agreement providing, among other things, that the Obligor, as the surviving corporation to the merger, shall become the obligor of all Series A bonds issued under the 1987 Indentures, that all Series A bonds shall rank pari passu, and that all of the assets of the Obligor shall serve as collateral under each of the 1987 Indentures.

        A portion of the proceeds from the sale of the Series E bonds will be applied to the redemption or repurchase of all Series A bonds outstanding under the 1987 Indentures, and the 1987 Indentures of the Obligor's predecessors, Concord Natural Gas Corporation and Manchester Gas Company, will be discharged.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

        The trustee makes no claim that a conflicting interest within the meaning of Section 310(b)(1) of the Act will not arise as a result of its service as trustee under the 1987 Indentures and the indenture to be qualified hereunder. All securities outstanding under the 1987 Indentures and the indenture to be qualified hereunder shall rank pari passu.

5. INTERLOCKING DIRECTORATES AND SIMILAR IF THE TRUSTEE OR ANY OF THE DIRECTORS OR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS. EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

        Not applicable

6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS. FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

                              AS OF AUGUST 31, 1997
- -------------------------------------------------------------------------------------------------
                                                                                 PERCENTAGE OF
                                                                                VOTING SECURITIES
                                                                                 REPRESENTED BY
                                                             AMOUNT OWNED        AMOUNT GIVEN IN
        NAME OF OWNER               TITLE OF CLASS           BENEFICIALLY           COLUMN 3
- -----------------------------    ---------------------   ---------------------  --------------------
   The obligor, together with its directors and executive officers, did not own beneficially as of
August 31, 1997, as a group, more than 1% of the outstanding voting securities of the trustee.

7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS. FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:


                                        AS OF AUGUST 31, 1997
- ---------------------------------------------------------------------------------------------------
                                                                                 PERCENTAGE OF
                                                                                VOTING SECURITIES
                                                                                 REPRESENTED BY
                                                           AMOUNT OWNED          AMOUNT GIVEN IN
        NAME OF OWNER              TITLE OF CLASS          BENEFICIALLY             COLUMN 3
- -----------------------------    -------------------   -------------------    -----------------------
   The underwriter, together with its directors, partners and executive officers, did not own beneficially as of August 31, 1997, as a group, more than 1% of the outstanding voting securities of the trustee.


8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE. FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE TRUSTEE:


                                       AS OF AUGUST 31, 1997
- -------------------------------------------------------------------------------------------------
                                                      AMOUNT OWNED
                        WHETHER THE SECURITIES    BENEFICIALLY OR HELD     PERCENTAGE OF  CLASS
                             ARE VOTING OR       AS COLLATERAL SECURITY    REPRESENTED BY AMOUNT
    TITLE OF CLASS       NONVOTING SECURITIES      FOR OBLIGATIONS IN        GIVEN IN COLUMN 3
                                                         DEFAULT
- ----------------------  ----------------------  ------------------------- -----------------------
None

9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE. IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                                       AS OF AUGUST 31, 1997
- -------------------------------------------------------------------------------------------------
                                                      AMOUNT OWNED
                                                  BENEFICIALLY OR HELD
                                                 AS COLLATERAL SECURITY    PERCENTAGE OF  CLASS
 TITLE OF ISSUER AND                               FOR OBLIGATIONS IN      REPRESENTED BY AMOUNT
 TITLE OF CLASS           AMOUNT OUTSTANDING       DEFAULT BY TRUSTEE        GIVEN IN COLUMN 3
- ----------------------  ---------------------  -------------------------  -----------------------
 None

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR. IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON:


                                                 AS OF AUGUST 31, 1997
- ---------------------------------------------------------------------------------------------------------------------

                                                            AMOUNT OWNED BENEFICIALLY
                                                              OR HELD AS COLLATERAL
                                                           SECURITY FOR OBLIGATIONS IN       PERCENTAGE OF  CLASS
 TITLE OF ISSUER AND TITLE                                        DEFAULT BY               REPRESENTED BY AMOUNT GIVEN
        OF CLASS                   AMOUNT OUTSTANDING              TRUSTEE                         IN COLUMN 3
- ------------------------------  ------------------------- -------------------------    --------------------------------
ENERGYNORTH, INC.                      3,243,543                     73,995                          2.28%
COMMON STOCK, PAR VALUE
 $1.00 PER SHARE


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR. IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

                                       AS OF AUGUST 31, 1997
- -------------------------------------------------------------------------------------------------
                                                      AMOUNT OWNED
                                                  BENEFICIALLY OR HELD
                                                 AS COLLATERAL SECURITY    PERCENTAGE OF  CLASS
 TITLE OF ISSUER AND                               FOR OBLIGATIONS IN      REPRESENTED BY AMOUNT
 TITLE OF CLASS           AMOUNT OUTSTANDING       DEFAULT BY TRUSTEE        GIVEN IN COLUMN 3
- ----------------------  ----------------------  ------------------------- ------------------------
None

12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE. EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING
INFORMATION:

                                                AS OF AUGUST 31, 1997
- -------------------------------------------------------------------------------------------------------------------
       NATURE OF INDEBTEDNESS                    AMOUNT OUTSTANDING                          DATE DUE
- ---------------------------------------     --------------------------------        -------------------------------
Various Vehicle Financing Contracts                 $412,000                            10/1/97 through 8/1/01

13. DEFAULTS BY THE OBLIGOR.

     (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         There is not now, nor has there been, any default with respect to the securities under this indenture.

     (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         There have been no defaults under the 1987 Indentures or any series issued thereunder.

14. AFFILIATIONS WITH THE UNDERWRITERS. IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         Not applicable.

15. FOREIGN TRUSTEE. IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER THE INDENTURE QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

         Not applicable.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

     Exhibit T1A     Copy of articles of association of the trustee as now in
                     effect.

     Exhibit T1B(a)  Copy of certificate of authority of the trustee to commence business - NH Board of Trust Company Incorporation Approval dated April 10, 1987 of the Certificate of the Directors of Bank of New Hampshire-Portsmouth for authority to conduct business.

     Exhibit T1B(b)  Copy of certificate of authority of the trustee to commence business - Order of the NH Bank Commissioner (August 16,
                     1991) and the NH Attorney General (August 22, 1991) upon the Petition of Bank of New Hampshire, N.A., Strafford National Bank, The Suncook Bank, The Bristol Bank and Bank of New Hampshire-Portsmouth for Authority to Contract for Union through Merger.

     Exhibit T1B(c)  Copy of certificate of authority of the trustee to commence business - NH Board of Trust Company Incorporation Approval dated April 20, 1991 of the Petition of Bank of New Hampshire-Portsmouth for authority to amend its Articles of Agreement.

     Exhibit T1C     Copy of the authorization of the trustee to exercise
                     corporate trust powers - See the foregoing Exhibits T1A and T1B(a)-(c).

     Exhibit T1D     Copy of the existing bylaws of the trustee.

     Exhibit T1E     Copy of the latest report of condition of the trustee
                     published pursuant to law or the requirements of its supervising or examining authority.

     Exhibit T1F     Consent of the Trustee required by Section 321(b) of the
                     Act.

                                      NOTE

     As of August 31, 1997, the trustee had 4,064,165 shares of common stock, par value $2.50 per share, outstanding, all of which are owned by its parent company, People's Heritage Financial Group, Inc. The table in Item 3 lists the outstanding voting securities of People's Heritage Financial Group, Inc.

     The term "trustee" as it is used in Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 refers to each of Bank of New Hampshire and its parent company, People's Heritage Financial Group, Inc.

     This Form T-1 is filed prior to the trustee's final determination of all facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10, 11 and 14. Said items may, however, be considered correct unless amended by an amendment to this Form T-1.

     In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or its executive officers and directors, the trustee has relied upon information furnished to it by the obligor and will rely on information furnished by the obligor or its underwriter(s), and the trustee disclaims responsibility for the accuracy or completeness of any such information.


                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, BANK OF NEW HAMPSHIRE, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAW OF THE STATE OF NEW HAMPSHIRE, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CONCORD, AND STATE OF NEW HAMPSHIRE, ON THE _________20TH_____ DAY OF ____AUGUST___, 1997.



                                 BANK OF NEW HAMPSHIRE

                                 BY /S/ ROBERT B. ESAU
                                 ____________________________________
                                    ROBERT B. ESAU,
                                    EXECUTIVE VICE PRESIDENT

                          THE STATE OF NEW HAMPSHIRE



                             ARTICLES OF AGREEMENT
                                      OF
                       BANK OF NEW HAMPSHIRE-PORTSMOUTH

     The following are the Articles of Agreement of Bank of New Hampshire-Portsmouth, a corporation formed under the provisions of Chapter 392 of the New Hampshire Revised Statutes Annotated and any amendments thereto.


                                   ARTICLE I
                                   ---------


     The name of this corporation shall be Bank of New Hampshire-Portsmouth.


                                  ARTICLE II
                                  ----------

     The purpose and objects for which this corporation is established, and the powers which it shall possess, are:

       a. To do a general banking business and to conduct a commercial bank business, including, without limiting the generality of the foregoing, the power to receive on deposit, storage or otherwise, money, securities, jewelry, documents, evidences of debt, and other personal property of a similar character, for safekeeping, upon such terms or conditions as may be agreed upon, which deposits may be made by corporations and persons acting individually or in any fiduciary capacity; to collect and disburse the income and principal of said property when due; to advance or loan money or credits on personal security or property; to advance or loan money or credits on notes secured by mortgages of real estate or guaranteed by agencies of the United States to the extent from time to time permitted by applicable laws; to make any and all other loans and investments which may be from time to time permitted by applicable laws; to negotiate, purchase, and sell stocks, bonds, and other evidences of debt.

       b. To carry out all other purposes and objects, and exercise all other powers, authorized by Chapters 384, 390 and 392 of the New Hampshire Revised Statutes Annotated, or by any other applicable law as now existing or as hereafter enacted or amended.

       c. To provide to corporations, associations, and other business entities, engaged in any form of business, investment and management counseling, systems analysis, computer services, bookkeeping and statistical services, and similar services.

       d. To aid in any manner that the Board of Directors may deem advantageous to this corporation, or to the holders of its stock, any corporation or association, domestic or foreign, any securities of which are held by or for this corporation, directly or indirectly, or in which, or in the welfare of which, this corporation shall have any interest.

       e. To the extent permitted by, and in accordance with the requirements of, any applicable law or regulation to purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of its own securities (including the shares of its capital stock); provided, however, that the corporation shall in no case directly or indirectly vote upon any share of its own stock.

       f. To acquire (by purchase, exchange, lease or otherwise) for its own use, in whole or in part, or for investment, real and personal property of every kind, including corporate securities, chosen in action, and other intangible property, but not in an amount in excess of that permitted by law, and to hold, improve, manage, lease, sell, mortgage, convey or otherwise dispose of such property.

       g. To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations created by any domestic or foreign corporations, associations, partnerships, individuals, or other entities.

       h. To act as executor or trustee under any will, or administrator or guardian of any estate, under the same circumstances in the same manner as in the case of legally qualified persons, and in all proceedings, in court or elsewhere, all accounts, inventories, and other papers may be signed and sworn to, in behalf of the corporation by any officer duly authorized by it.

       i. To indemnify any person made a party to any action, suit, or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of the corporation, or of any other enterprise which he served in such capacity at the request of the corporation, against the reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of the action, suit, or proceeding, or in connection with any appeal in it, and to reimburse any such person any amount paid upon any judgment or the reasonable costs of settlement of any such action, suit or proceeding; but to make no indemnification or reimbursement in relation to matters as to which it shall be finally adjudged in this action, suit, or proceeding that the director, officer, or employee is liable for gross negligence or willful misconduct in the performance of duty to the corporation.

       j. To make donations for the public welfare and for charitable, scientific and educational purposes.

       k. To carry out all or any part of its purposes and objects as principal, factor, agent, contractor or otherwise either alone or in conjunction with any person, firm, association or corporation; and, in carrying on its business and for the purpose of attaining or furthering any of its purposes and objects, to make and perform contracts of any kind or description, provided the same be not contrary to law, and to enter into any lawful arrangement or sharing profits, union of interests, partnership, or joint venture with any corporation, association, partnership, individual, or other legal entity.

       l. In furtherance and not in limitation of these objects and powers, this corporation foregoing purposes shall have the general powers conferred by the laws of the State of New Hampshire and all powers necessary, desirable or incidental to the carrying out completely of its corporate purposes and objects, or any of them.

       m. The powers enumerated in the foregoing sections shall be construed as purposes and objects as wells as powers, and the matters expressed in such sections, unless otherwise expressly provided, shall not be limited by reference to, or inference from, the terms of any other sections, each of such sections being regarded as creating independent powers, purposes and objects. No section shall be construed so as to authorize action forbidden by law.


                                  ARTICLE III
                                  -----------

     The principal place of business of the corporation shall be located at Portsmouth, in Rockingham County and the State of New Hampshire, but the Bank may carry on any portion of its business at any place permitted by the banking laws of the State of New Hampshire.


                                  ARTICLE IV
                                  ----------

     Any meetings of stockholders of the corporation may be held either within or outside the State of New Hampshire.


                                   ARTICLE V
                                   ---------

     l. The capital stock of the corporation shall consist of 100,000 shares having a par value of $10 per share.

     2. No holder of shares of stock of any class of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential rights of subscription to or purchase of any shares of any class of stock of this corporation, or any warrants carrying rights to such stock, or securities convertible into such stock, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

     3. The capital stock may be increased or decreased from time to time, in accordance with the provisions of the banking laws of the State of New Hampshire.


                                  ARTICLE VI
                                  ----------

     The power to alter, amend, or repeal the By-Laws or to adopt new By-Laws is vested in the Board of Directors, but the affirmative vote of the number of directors which is equal to a majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to effect any such action.


                                  ARTICLE VII
                                  -----------

     Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve or ratify such contract or transaction, such interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization, approval or ratification. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under common and statutory law application thereto, nor shall it authorize or validate any transaction which is contrary to the provisions of New Hampshire RSA 384:15, as may be amended from time to time, or other applicable statute


                                 ARTICLE VIII
                                 ------------

     The number of directors constituting the initial Board of Directors of this Corporation is five (5):

     Davis P.Thurber

     Paul R. Shea

     Robert L. Bailey

     Robert B. Field, Jr.

     R. Scott Bacon

     The Board of Directors is authorized to increase or decrease the number of directors. The minimum number shall be five (5) Directors, and the maximum number shall be twenty-five (25) directors.

     The directors shall take office at the time the New Hampshire Board of Trust Company Incorporation approves the petition of Bank of New Hampshire - Portsmouth to establish this corporation pursuant to Chapter 392 of the New Hampshire Revised Statutes Annotated and any amendments thereto. After such approval, the officers and directors of this corporation, their several terms of office, mode of election, respective duties and all other things pertaining thereto, shall be defined and established in the By-Laws adopted by the Corporation.

     IN WITNESS WHEREOF we the undersigned, being each of the incorporators hereinbefore named, for the purposes of forming a trust company pursuant to the laws of New Hampshire, do make this certificate hereby declaring and ratifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 3rd day of December , 1986.
                                             ---        --------


INCORPORATORS                                   RESIDENCE ADDRESS

Davis P. Thurber                                Illegible
s/Davis P. Thurber
- ------------------------------                  ------------------------------

Paul R. Shea                                    Illegible
s/Paul R. Shea
- ------------------------------                  ------------------------------

Gerald C. Gaucher                               Illegible
s/Gerald C. Gaucher
- ------------------------------                  ------------------------------

Gregory D. Landroche                            Checkerberry Lane
s/Gregory D. Landroche                          Goffstown, NH 03045
- ------------------------------                  ------------------------------

Alice L. DeSouza                                39 Mirror Street
s/Alice L. DeSouza                              Manchester, NH 03104
- ------------------------------                  ------------------------------

David P. Van Der Beken                          18 Old Evergreen Rd.
s/David P. Van Der Beken                        Bedford, NH 03102
- ------------------------------                  ------------------------------

R. Scott Bacon                                  Drake Drive, RFD 1
s/R. Scott Bacon                                Northfield, NH 03276
- ------------------------------                  ------------------------------

Frederic R. Pilch                               Rt. 1, Box 110
s/Frederic R. Pilch                             Contoocook, NH 03229
- ------------------------------                  ------------------------------

Edward Baines                                   16 Harvard St.
s/Edward Baines                                 Concord, NH 03301
- ------------------------------                  ------------------------------

Charles C. Cornelio                             RFD 2, Wallace Rd.
s/Charles C. Cornelio                           Goffstown, NH 03045
- ------------------------------                  ------------------------------

                                    82-167

                                     FILED
                                  MAY 1, 1987
                                 NEW HAMPSHIRE
                              SECRETARY OF STATE


                            STATE OF NEW HAMPSHIRE

                            APPROVAL OF CERTIFICATE


     We, the undersigned members of the Board of Trust Company Incorporation, find that the public convenience and advantage will be promoted by the establishment of Bank of New Hampshire-Portsmouth, New Hampshire, and that proceedings relative to the organization and establishment thereof conform to the provisions of law relating thereto, and in accordance with the provisions of RSA 392, we hereby approve the foregoing certificate.


                                       Board of Trust Company Incorporation


                                                 s/Roland Roberge
                                       ------------------------------------
                                                  Roland Roberge


                                                s/Larry M. Smukler
                                       ------------------------------------
                                                 Larry M. Smukler


                                                s/Georgie A. Thomas
                                       ------------------------------------
                                                 Georgie A. Thomas

Concord , New Hampshire
Dated: April 10, 1987

Legal Title of Bank:     BANK OF NEW HAMPSHIRE     Call Date: 6/30/97 ST-BK:  33-0622 FFIEC 032
Address:                 P.O. BOX 600                                                 Page RC-1
City, State  Zip:        MANCHESTER, NH 03101
FDIC Certificate No.:    | 2 | 6 | 9| 9 |0 |
                         -------------------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - - Balance Sheet

                                                                                                         ___________________
                                                                                                          |        C300     |
                                                                                          __________________________________
                                                    Dollar Amounts in Thousands           | RCON  Bil           Mil  Thou   |
- ----------------------------------------------------------------------------------------------------------------------------
                                                                                          |                                 |
ASSETS                                                                                    | / / / / / / / / / / / / / / / / |
1.  Cash and balances due from depository institutions (from Schedule RC-A):              | / / / / / / /    / / / / / / /  |
    a. Noninterest-bearing balances and currency and coin (1).............                | 0081                   101,035  |1.a.
    b. Interest-bearing balances (2)......................................                | 0071                        20  |1.b.
2.  Securities:                                                                           | / / / / / / /    / / / / / / /  |
    a. Held-to-maturity securities (from Schedule RC-B, column A).........                | 1754                         0  |2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).......                | 1773                   375,598  |2.b.
3.  Federal Funds cold and Securities purchased under agreements to resell                | 1350                     8,000  |3.
4.  Loans and lease financing receivables;                            ____________________| / / / / / / / / / / / / / / /   |
    a. Loans and leases, net of unearned income (from Schedule RC-C)  |RCON 2122|1,239,436| / / / / / / / / / / / / / / /   |4.a.
    b. LESS: Allowance for loan and lease losses..................... |RCON 3123|   19,178| / / / / / / / / / / / / / / /   |4.b.
    c. LESS: Allocated transfer risk reserve......................... |RCON 3128|        0| / / / / / / / / / / / / / / /   |4.c.
                                                                      ____________________|                                 |
    d. Loans and leases, net of unearned income,                                          |                                 |
       allowance, and reserve (item 4.1 minus 4.b and 4.c)................                | 2125                 1,220,258  |4.d.
5.  Trading assets (from Schedule RC-D)...................................                | 3545                         0  |5.
6.  Premises and fixed assets (including capitalized leases)..............                | 2145                    19,278  |6.
7.  Other real estate owned (from Schedule RC-M)..........................                | 2150                     3,575  |7.
8.  Investments in unconsolidated subsidiaries and associated companies                   |                                 |
    (from Schedule RC-M)..................................................                | 2130                       643  |8.
9.  Customers' liability to this bank on acceptances outstanding..........                | 2155                         0  |9.
10. Intangible assets (from Schedule RC-M)................................                | 2143                    20,162  |10.
11. Other assets (from Schedule RC-F).....................................                | 2160                    20,757  |11.
12. Total assets (sum of items 1 through 11)..............................                | 2170                 1,769,326  |12.
                                                                                          -----------------------------------

- ---------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     BANK OF NEW HAMPSHIRE                         Call Date:  6/30/97     ST-BK:  33-0622 FFIEC 032
Address:                 P.O. BOX 600                                                                          Page RC-2
City, State Zip:         MANCHESTER, NH 03101
FDIC Certificate No:     | 2 | 6 | 9| 9 |0 |

Schedule RC - - Continued


                                                                                                  ________________________
                                                                      Dollar Amounts in Thousands |RCON Bil      Mil Thou |
- --------------------------------------------------------------------------------------------------------------------------
                                                                                                  |                       |
LIABILITIES                                                                                       | / / / / / / / / / / / |
13  Deposits:                                                                                     | / / / / /  / / / / /  |
    a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E)................ | 2200        1,474,649 |13.a.
                                                                              ____________________|                       |
      (1)  Noninterest-bearing (1)............................................|RCON 6631|  265,877|                       |13.a.(1)
      (2)  Interest-bearing...................................................|RCON 6636|1,208,772|                       |13.a.(2)
                                                                              ____________________|                       |
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs............................ |                       |
      (1)  Noninterest-bearing................................................................... |                       |
14  Federal funds purchased and securities sold under agreements to repurchase................... | 2800           76,356 |14.
15  a.  Demand notes issued to the U.S. Treasury................................................. | 2840            3,035 |15.a.
    b.  Trading liabilities (from Schedule RC-D)................................................. | 3548                0 |15.b.
16  Other borrowed money (includes mortgage indebtedness and obligations under capitalized lease: | / / / / /  / / / / /  |
    a.  With a remaining maturity of one year or less............................................ | 2332                0 |16.a.
    b.  With a remaining maturity of more than one year through three years...................... | A547           65,659 |16.b.
    c.  With a remaining maturity of more than three years....................................... | A548                0 |16.c.
17  Not applicable                                                                                | / / / / / / / / / / / |
18  Bank's liability on acceptances executed and outstanding..................................... | 2920                0 |18.
19  Subordinated notes and debentures (2)........................................................ | 3200                0 |19.
20  Other liabilities (form Schedule RC-G)....................................................... | 2930           13,084 |20.
21  Total Liabilities (sum of items 13 through 20)............................................... | 2948        1,632,783 |21.
22  Not applicable                                                                                | / / / / / / / / / / / |
EQUITY CAPITAL                                                                                    | / / / / / / / / / / / |
23  Perpetual preferred stock and related surplus                                                 | 3838                0 |23.
24  Common Stock................................................................................. | 3230            1,000 |24.
25  Surplus (exclude all surplus related to preferred stock)..................................... | 3839           40,403 |25.
26  a.  Undivided profits and capital reserves................................................... | 3632           94,496 |26.a.
    b.  Net unrealized holding gains (losses) on available-for-sale securities................... | 8434              644 |26.b.
27  Cumulative foreign currency translation adjustments.......................................... | / / / / / / / / / / / |
28  Total equity capital (sum of items 23 through 27)............................................ | 3210          136,543 |28.
29  Total liabilities and equity capital (sum of items 21 and 28)................................ | 3300        1,769,326 |29.
                                                                                                  -------------------------

Memorandum
To be reported only with the March Report of Condition.

    1.  Indicate in the box at the right the number of the statement below that best describes the    ________________________
        most comprehensive level of auditing work performed for the bank by independent external      |           | Number   |
        auditors as of any date during 1996...........................................................| RCON 6724 | N/A      |M.1.
                                                                                                      ________________________

1.  Independent audit of the bank conducted in accordance with            4.  Directors' examination of the bank performed by other
    generally accepted auditing standards by a certified public               external auditors (may be required by state
    accounting firm which submits a report on the bank                        chartering authority)
2.  Independent audit of the bank's parent holding company
    conducted in accordance with generally accepted auditing              5.  Review of the bank's financial statements by external
    standards by a certified public accounting firm which submits a           auditors
    report on the consolidated holding company (but not on the bank
    separately)                                                           6.  Compilation of the bank's financial statements by
3.  Directors' examination of the bank conducted in accordance with           external auditors
    generally accepted auditing standards by a certified public
    accounting firm (may be required by state chartering authority)       7.  Other audit procedures (excluding tax preparation
                                                                              work)

                                                                          8.  No external audit work

_______
(1) Includes total demand deposits and Noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

                                                                        ADOPTED:
                                                                 October 1, 1991

                                                                 AMENDED/REVISED
                                                                October 23, 1991
                                                               February 23, 1994
                                                                   for and as of
                                                                 January 1, 1994
                                                                          , 19__
                                                                 ___________19__
                                                                  __________19__



                                BY-LAWS OF THE


                            "BANK OF NEW HAMPSHIRE"


                                   ARTICLE I

                                IDENTIFICATION


    SECTION 1.1 Name.   The name of the corporation is:

                        "BANK OF NEW HAMPSHIRE" (the "Bank").

    SECTION 1.2 Place of Business. The principal business office of the Bank within the State of New Hampshire shall be at Manchester, New Hampshire, but the Bank may have such different principal places of business and may have other business offices either within or without the State of New Hampshire as the Board of Directors may from time to time establish.

    SECTION 1.3 Corporate Seal. The seal of the Bank, subject to alteration by the Board of Directors shall be circular in form and mounted upon a metal die suitable for imprinting the same upon paper, with the words and figures "BANK OF NEW HAMPSHIRE - 1991" (See also ARTICLE VII).

    SECTION 1.4 Fiscal Year. The fiscal year of the Bank shall be such period as the Board of Directors may from time to time determine and establish.

     SECTION 1.5 Integration of Articles of Agreement. All matters set forth in the Articles of Agreement are hereby made a part of these By-Laws.

                                  ARTICLE II

                                 CAPITAL STOCK


    SECTION 2.1 Capital Stock. The amount of capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Agreement as from time to time amended. At all times when there are two (2) or more classes of stock, the several classes of stock shall have the respective designations, preferences, voting powers, restrictions, and/or qualifications thereof stated and expressed in such Articles of Agreement.

    SECTION 2.2 Certificates. The shares of the Bank shall be represented by certificates signed by the President or a Vice President and the Treasurer of the Bank, and shall be sealed with the seal of the Bank or a facsimile thereof. The signatures of the President or a Vice President and the Treasurer upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or Registrar, other than the Bank itself or an employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of its issue.

    SECTION 2.3 Ownership. Ownership of shares of the Bank shall be evidenced by certificates in such form as shall be prescribed by the Board of Directors.

    SECTION 2.4 Transfer of Ownership.

    (a) The property in a certificate, and the shares of stock represented thereby, can be transferred as against persons other than the Bank, by delivery of the certificate, endorsed by an appropriate person, or without endorsement, but only to the extent and with the effect prescribed by the applicable laws of New Hampshire.

    (b) The rights against the Bank inherent in the share of stock represented by such certificate are transferable only by registration of such shares in the name of the transferee as the registered holder thereof on the Stockholders Ledger maintained by the Bank or its Transfer Agent; the right to such registration shall be conditioned upon presentation of the certificate endorsed by an appropriate person, and upon compliance with the requirements imposed by the applicable laws of New Hampshire, or by the Bank or its Transfer Agent in accordance with such laws.

    SECTION 2.5 Replacement Certificates. The Bank may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, or destroyed, but the Board of Directors may require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft, or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Bank against any claim that may be made on account of the alleged loss, theft, or destruction of such certificate.

                                  ARTICLE III

                           MEETINGS OF SHAREHOLDERS


    SECTION 3.1 Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the Main Office of Bank in Manchester, New Hampshire, or such other place as the Board of Directors may designate, on the fourth (4th) Wednesday of February each year, if such day is not a legal holiday, and if a legal holiday, then on the first (1st) following day that is not a legal holiday.

    Failure to hold the annual meeting at the designated time and place shall not work a forfeiture or dissolution of the Bank, and Board of Directors may vote at any regular directors' meeting to establish a postponed date for the annual meeting.

    Notice of the annual meeting, stating the time, place and purpose of the meeting, shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Bank. If, for any cause, an election of directors is not held on said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law, and notice thereof shall be given in the manner herein provided for the annual meeting.

    The order of business at annual meetings, and so far as practicable at all other meetings of shareholders, shall be as follows: (1) proof of due notice of meeting; (2) examination of proxies and announcement of quorum; (3) election of directors; (4) disposition of agenda matters, (5) Annual Reports of officers and committees; (6) adjournment.

    SECTION 3.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by (a) the Board of Directors, or (b) by any three (3) or more shareholders owning, in the aggregate, not less than ten percent (l0%) of the capital stock of the Bank. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten
(10) days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Bank, a notice stating the time, place and purpose of the meeting.

    SECTION 3.3 Nominations for Director. Nominations for election to the Board of Directors, or as an Honorary Director, may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Bank entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank not later than the close of business on the seventh (7th) day following the day on which the notice of such meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

    SECTION 3.4 Judges of Election. Every election of directors shall be managed by three (3) judges, who shall be appointed from among the shareholders by the Chairman of the meeting (the "Judges of Election"). The Judges of Election shall hold and conduct the election at which they are appointed to serve, and, after the election, they shall file with the Clerk a certificate under their hands, certifying the result thereof and the name of the directors elected. The Judges of Election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

    SECTION 3.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Bank shall act as proxy. Proxies shall be valid only for one (1) meeting, to be specified therein, and any adjournments of such meeting. No proxy shall be valid after six (6) months from the date of its execution. Proxies shall be dated and shall be filed with the records of the meeting.

    SECTION 3.6 Quorum. A majority of the outstanding capital stock, represented in person or by-proxy, shall-constitute a quorum at- any meeting of shareholders, -unless otherwise provided by law, but less than a quorum may adjourn any -meeting, from time to time, and the meeting may be held, a-adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Agreement.

    SECTION 3.7 Voting Rights. In deciding on questions at meetings of shareholders, except in the election of Directors, each shareholder shall be entitled to one (l) vote for each share of stock held.

    SECTION 3.8 Election of Directors - Cumulative Voting. In all elections of Directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit.

                                  ARTICLE IV

                                   DIRECTORS


    SECTION 4.1 Board of Directors. The business and affairs of the Bank shall be managed and administered by the Board of Directors, all of whom shall be of full age, all of whom shall be citizens of the United States, and a majority of whom shall be citizens and residents of the State of New Hampshire. Except as expressly limited by law or by the Articles of Agreement, or an amendment thereto, all corporate powers of the Bank shall be vested in and may be exercised by said Board.

    SECTION 4 .2 Number. The Board of Directors of this Bank shall consist of not less than five (5) nor more than twenty-five (25) members. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes case by the shareholders in person or by proxy. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting.

    The Board of Directors, by the vote of a majority of the full Board, may, between annual meetings of shareholders, increase the membership of the Board by not more than two (2) members and by like vote appoint qualified persons to fill the vacancies created thereby.

    No person who shall have reached his seventieth (70th) birthday shall- be eligible for election to -the Board of Directors.

    SECTION 4.3 Organization Meetings. The Clerk, upon receiving the certificate of the Judges of Election of the result of any election, shall notify the Directors-elect of their election and of the time and place at which they are required to meet for the purpose of organizing the new Board, taking the Oath of Office prescribed by NH RSA (S) 384:11, and electing and appointing
    --------------
officers of the Bank for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained. Notice of those selected as Directors shall be published as required by NH RSA (S) 384:11. The business of a Regular Meeting may also be conducted at an Organizational Meeting.

    SECTION 4.4 Regular Meetings. The Regular Meeting(s) of the Board of Directors shall be held, without notice, on the fourth (4th) Wednesday of each month, at the Data Services Center of the Bank, or other place within or without the State of New Hampshire, as may be authorized by the Board of Directors.

    If a Regular Meeting is to be held at a place other than the Data Services Center of the Bank, notice shall be given by telegram, mailgram, or by any other electronic, electrical, or telephonic means which results in or produces a written or printed document or facsimile thereof, letter, or in person, stating the time and place of each such Regular Meeting.

    When any Regular Meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

    SECTION 4.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, Vice Chairman, if any, or President of the Bank, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice by telegram, mailgram, or by any other electronic, electrical, or telephonic means which results in or produces a written or printed document or facsimile thereof, letter, or in person, stating the time and place of each such special meeting; excepting the Organizational Meeting which is provided for in SECTION 4.3 of these By-Laws. Notice of any Special Meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and shall be the equivalent to the giving of such notice. Attendance of a Director at a Special Meeting shall constitute a waiver of notice of such Special Meeting, except where a Director attends such a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

    SECTION 4. 6 Consent Action. Action of the directors may be taken without a meeting by consent of all Directors executed in accordance with the formalities of NH RSA (S) 293-A: 44.

    SECTION 4.7 Quorum. A majority of the Directors shall constitute a quorum of any meeting, except when otherwise provided by law, but a less number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the Board of Directors except when otherwise provided by law or the Articles of Agreement.

    A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Clerk of the Bank immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    SECTION 4.8 Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board, in accordance with the laws of the State of New Hampshire, may appoint a Director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

    SECTION 4.9 Fees. Each member of the Board of Directors shall receive reasonable fees as determined by the Board, except for employees of the Bank who shall receive no fees, for attendance at Regular, Organizational, or Special Meetings.

    SECTION 4.10 Reimbursement and/or Indemnification of Directors, Officers or Employees. Any person may be indemnified for reimbursed by the Bank for reasonable expenses actually incurred by him in connection with any action, suit, or proceeding to which he is made a party by reason of his being or having been a Director, committee member, officer, or employee of this Bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any action, suit, or proceeding in which he shall finally be adjudged to have been negligent in the performance of his duties or to have committed an act or failed to perform a duty for which there is a common-law or a statutory liability; and provided further, that no person shall be so indemnified or reimbursed in relation to any action, suit, or proceeding which has been made the subject of a compromise or settlement, except with the approval of the holders of record of a majority of the outstanding shares of this Bank; and, provided further, that no such indemnification or reimbursement shall be made which is contrary to the Articles of Agreement of this Bank, or statutes and s off the State of New Hampshire, applicable law and/or the United States of America. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law.

    SECTION 4.11 Honorary Directors. At any meeting of the shareholders held for the purpose of electing Directors, the shareholders may elect not more than three (3) Honorary Directors of the Bank, such persons to serve in a non-voting advisory capacity without the power of final decision in matters concerning the business of the Bank. Any listing of such Honorary Directors shall distinguish between them and the Bank's Board of Directors or indicate their advisory status. However, notwithstanding such advisory nature of their office, all such Honorary Directors shall be invited to attend and receive timely notice of any regular or special meetings of the Board.



                                   ARTICLE V

                            COMMITTEES OF THE BOARD


    SECTION 5.1 Executive Committee. There shall be an Executive Committee, appointed annually by the Board of Directors, consisting of the Chairman of the Board, the Vice Chairman, if any, the President and at least two (2) other Directors. The Executive Committee shall meet at the call of the Chairman of the Board, the Vice Chairman, if any, or the President and shall report, in writing, its actions at the next Regular Meeting of the Board of Directors, which shall approve or disapprove the report and record such action in the minutes of the meeting.

    The Chairman of the Board or other officer or Director designated by the Board of Directors, shall be the Chairman of this Committee. This Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Committee and except that the Committee shall not have the authority of the Board of Directors in reference to (i) amending the Articles of Agreement, (ii) adopting a plan of merger or consolidation, (iii) recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business, (iv) recommending to the shareholders a voluntary dissolution of the Bank or a revocation thereof, and (v) amending the By-Laws of the Bank.

    SECTION 5.2 Investment Committee. There shall be an Investment Committee as prescribed by NH RSA 384:4, appointed annually by the Board of Directors consisting off all appointees to the Executives committee, established pursuant to Section 5.1 above, except the Chairman of the Board, and the Vice Chairman,
   -----------------
if any. The Committee shall have the power to approve all loans, all changes in mortgage or other security for loans, all purchase and sale of bonds, shares, notes, and other investments, and shall perform such other duties, not inconsistent herewith, as the By-Laws prescribe. No change in any interest rate or loan shall be made without the approval of the Investment Committee or the Board of Directors.

    SECTION 5.3 Trust and Investment Services Committee. (Amended 2/23/94). There shall be a Trust and Investment Services Committee appointed annually by the Board of Directors composed of not less than five (5) members, at least three (3) of whom shall be members of the Board of Directors of the Bank or, for so long as the Bank is its wholly-owned subsidiary, members of the board of directors of Bank of New Hampshire Corporation. The Board of Directors shall designate the Chairman of this Committee. The secretary of the Committee shall be one of the Trust Officers, or Assistant Trust Officers of the Bank, or such other person, as shall be designated by the Chairman of the Committee. This Committee shall have the power, on behalf of the Bank, to accept or reject all executorships, trusteeships, agencies or other fiduciary relationships of the Bank. It shall have the power, subject to the limitations of the trust laws of the State of New Hampshire, the laws of the United States and the respective Trust Instruments, to invest, retain, and dispose of such funds as are in the possession of the Bank in a fiduciary capacity. The Committee shall, at least once during each period of twelve (12) months, review all of the assets held in and for each fiduciary account, to determine their safety and current value and the advisability of retaining or disposing of them. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee. The minutes of the meetings shall be submitted regularly to the Board of Directors and receive its approval or disapproval. This Committee may have such additional duties relating to the Trust and Investment Services Division as may be prescribed from time to time by the Board of Directors.

    SECTION 5.4 Examining (Audit) Committee. (Amended 2/23/94). There shall be a standing committee of this Bank known as the Examining (Audit) Committee, appointed annually by the Board of Directors. Each member of this Committee shall serve until his successor is appointed and the Committee shall consist of at least three (3) members of the Board of Directors, none of whom shall be active officers of the Bank. The duties of the Committee shall be to make suitable examinations every six (6) months of the affairs of the Bank. The result of such examination shall be reported, in writing, to the Board at the next regular meeting thereafter, stating whether the Bank is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes in the manner of doing business, etc., as shall be deemed advisable. The duties of the Examining
- - (Audit) Committee also shall be to make, at least once during each period of twelve (12) months, suitable audits of the Trust and investment Services Division or to cause suitable audits of such department to be made by auditors responsible only to the Board of Directors. It also shall be the duty of this Committee, likewise, to ascertain whether a review of all assets in each Trust, as to their safety and current value and the advisability of retaining or disposing of them, has been made, and also whether Trust funds awaiting investment or distribution have been held uninvested or undistributed any longer than reasonably necessary. The Committee shall make promptly a full report of such audits and examinations of the Trust and Investment Services Division, in writing, to the Board of Directors of the Bank, together with its recommendations as to the actions, if any, which may be necessary to correct any unsatisfactory condition. The reports of this Committee, as filed with the Board of Directors, shall be noted in the minutes of the Board, together with a record of action taken by the Board in connection therewith.

    The Examining (Audit) Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of Certified Public Accountants to make an examination and audit of the Bank at least once a year. If such a procedure is followed, the one (1) annual examination and audit of such firm of Certified Public Accountants and the presentation of its report to the Board of Directors, will be deemed sufficient to comply with the requirements of this SECTION of these By-Laws. Nevertheless, the firm of Certified Public Accountants should be instructed to read this SECTION of these By-Laws and to make the scope of its examination and audit sufficient to comply with the requirements herein.

    SECTION 5.5 Retirement Committee. There shall be a Retirement Committee of this Bank consisting of at least three (3) members, elected annually by the Board of Directors to serve at the pleasure of said Board. Membership may include persons who are not otherwise members of the Board of Directors. This Committee shall administer "The Retirement Plan for Employees of Bank of New Hampshire Corporation," as the same shall be amended from time to time, or any successor or restated plan.

    SECTION 5.6 Advisory Committees. The Board of Directors may appoint, from time to time, Division, Branch, and/or Area Advisory Committees. Such Advisory Committees shall consist of not less than five (5) nor more than twenty-five
(25) members, and shall be elected by a majority of votes at any regular or properly convened special meeting of the Board of Directors at which a quorum is present and voting. Advisory Committee members so elected shall serve until the next annual meeting of the Board of Directors or until their successors are elected and qualified. No person who has reached his (seventieth) 70th birthday, except a director of-a bank merged into this Bank, shall be eligible for election to an Advisory Committee.

    Each Advisory Committee shall perform such functions as may be assigned to it by the Board of Directors, shall keep minutes of its meetings which shall be submitted to the Board of Directors for review, ratification or approval, and shall meet regularly at such time and place as the Committee shall determine or the Board' of Directors shall require.

    Unless appointed by the Board of Directors, each Advisory Committee shall elect its own Chairman and secretary.

    SECTION 5.7 Other Committees. The Board of Directors may appoint, from time to time, other temporary committees, including, but not limited to a Compliance Committee whenever the Board of Directors deems it advisable in dealing with federal and state regulations, composed of one (1) or more members, and for such purposes and with such powers as the Board may determine. Unless otherwise specified, at the time of the appointment of the Committee, the President shall be the Chairman of each such temporary Committee, unless otherwise ordered by the Board of Directors.

    SECTION 5.8 Vacancies on Committees. The Chairman of the Board shall have the power to designate another Director or Officer to serve on any standing Committee during the absence or inability of any member thereof to so serve.

    SECTION 5.9 Committee Meetings. Each Committee shall determine its own time and place of meetings unless otherwise directed by the Board of Directors and each member of the Committee shall receive reasonable fees for each meeting attended as determined by the Board, except for employees of the Bank who shall receive no fees for attendance at such meetings.



                                  ARTICLE VI

                            OFFICERS AND EMPLOYEES


    SECTION 6.1 Chairman of the Board. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board.

    The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted and/or approved by the Board.

    The Chairman of the Board shall have general executive powers, as well as the specific powers conferred by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

    SECTION 6.2 Vice Chairman of the Board. The Board of Directors may appoint one (1) of its members as Vice-Chairman of the Board to serve at the pleasure of the Board.

    In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at any meeting of the Board and supervise the carrying out of policies approved by the Board.

    The Vice Chairman of the Board shall have general executive powers, as well-as the specific powers conferred by these By-Laws. He also shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

    SECTION 6.3 President. The Board of Directors shall appoint one of its members to be President of the Bank. In the absence of the Chairman and Vice Chairman, he shall preside at any meeting of the Board.

    The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these By-Laws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of directors.

    In the event that the President is unable or unwilling to carry out the duties of President, the provisions of Section 10.5 herein shall become
                                       ------------
applicable; and, if necessary, the Board of Directors will elect such person appointed by same as President to the Board of Directors as mandated by New Hampshire law.

    SECTION 6.4 Vice President. The Board of Directors shall appoint one (1) or more Vice Presidents, which may include Senior and/or Executive Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors.

    SECTION 6.5 Treasurer. The Treasurer of this Bank shall be responsible for all moneys, funds and valuables of this Bank, keep proper records of all transactions of the Bank, except trust assets provided for in SECTION 6.7 of
                                                              -----------
these By-Laws. The Treasurer, or his duly appointed delegate (who may be the Chief Financial Officer of Bank of New Hampshire Corporation), shall report to the Board of Directors at each regular meeting the condition of the Bank, submit to the Board of Directors, when requested, a detailed statement of the Income and Expense of the Bank, pay the Bank's current expenses, and perform such other duties as may be assigned to him, from time to time by the Board of Directors or by the President of the Bank.

    SECTION 6.6 Clerk of the Bank. The Clerk of the Bank shall be responsible for the Minute Book of the Bank. In this Minute Book he shall maintain and properly preserve the organization papers of this Bank, the Articles of Agreement, the returns of elections, the By-Laws and any amendments thereof, the proceedings of all regular and special meetings of the Board of Directors and of the shareholders, and the reports of the Committees and Directors. The minutes of each such meeting shall be signed by the presiding officer or the Clerk. The Clerk shall be a resident of the State of New Hampshire.

    SECTION 6.7 Officer in Charge of the Trust and Investment Services Division. (Amended 2/23/94). All fiduciary powers of the Bank shall be exercised through the Trust and Investment Services Division. The Board of Directors shall designate an officer as the officer in charge of the Trust and Investment Services Division. He shall be responsible for the operation of the Trust and Investment Services Division and generally supervise and direct all its activities and do and perform all acts and things whatsoever necessary and proper in carrying out the business of the Trust and Investment Services Division, in accordance with the provisions of State and Federal Laws, and the directions of the Board of Directors, the Trust and Investment Services Committee and his superior Bank Officers. He shall be responsible for all monies, funds, valuable papers and documents held by the Bank in a fiduciary capacity. He shall keep, or cause to be kept, accurate books of account of the transactions of the Bank and, together with all Trust and Investment Services Division property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.

    SECTION 6.8 Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Assistant Clerks, one or more Assistant Treasurers, one or more Assistant Trust Officers, one or more Managers and Assistant Managers of Branches and such other officers and attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Bank. The Board of Directors may assign to the Chairman of the Board and/or to the President the duty for the performance of such appointments. All such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, or the President.

    SECTION 6.9 Tenure of Office. The Chairman of the Board of Directors, the Vice Chairman, the President, the Executive Vice President, Clerk, and any other officer who is required by the Articles of Agreement or these By-Laws to be a member of the Board of Directors, shall be elected annually to office, and shall hold his office for the current year for which the Board of which he is a member was elected unless in the meantime he shall resign, be disqualified or be removed from office. Each other officer, including the Treasurer, and employee "shall' holds his office or "employment at the pleasure 'of' the Board of Directors, and, to the extent the Board of Directors has assigned the duty for the performance of appointments pursuant to SECTION 6.8 above, officers
                                            -----------
appointed pursuant thereto may be removed by the Chairman of the Board and/or the President. Any vacancy occurring in the office of the Chairman of the Board, Vice Chairman, President or Senior Executive Vice President shall be filled promptly by the remaining members of the Board of Directors. Except to the extent the Board of Directors assigns the duty for the performance of appointments pursuant to SECTION 6.8 above, all officers shall be elected or
                         -----------
appointed or employed by the Board of Directors, by whom their several duties shall be prescribed. Nevertheless, the Board of Directors may delegate to the Chairman, Vice Chairman, President or Senior Executive Vice President, the authority to prescribe the duties of other officers of the Bank not inconsistent with law, the Articles of Agreement and these By-Laws, and to appoint other employees, prescribe their duties and to dismiss them.

Notwithstanding such delegation of authority, any officer or employee may be dismissed at any time by the Board of Directors.

    SECTION 6.10 Surety Bonds. Each officer and employee of the Bank shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned on the honest and faithful discharge of his duties as such officer or employee. At the discretion of the Board, such bonds may be in schedule or blanket form and the premiums shall be paid by the Bank. The amount of such bonds, the form of coverage and the name of the company providing the surety therefor shall be reviewed by the Board of Directors each year at the first regular meeting of the Board following the organization meeting of the new Board. Action shall be taken by the Board at that time approving the amount of the bond to be provided to each officer and employee of the Bank for the ensuing year.



                                  ARTICLE VII

                                CORPORATE SEAL


    SECTION 7.1 Form. The following is the impression of the Seal adopted by the Board of Directors of the Bank:


                                 [impression]



    SECTION 7.2 Authority to Use Seal. The Chairman of the Board, the Vice Chairman, the President, the Senior Executive Vice President, Executive Vice President, each Vice President, each Assistant Vice President, the Treasurer, each Assistant Treasurer, each Trust Officer and each Assistant Trust Officer shall have the authority to affix the Corporate Seal of the Bank and to attest the same.


                                  ARTICLE VIII

                                 BANKING HOURS

    SECTION 8.1 Regular Hours of Business. The Directors may, from time to time, determine upon what days and during what hours the main office of the Bank and some or all of the branches shall be open for the transaction of business, provided that the doing of business on any such day is not prohibited by New Hampshire law.

                                  ARTICLE IX


                           MISCELLANEOUS PROVISIONS



    SECTION 9.1 Real Estate. All transfers and conveyances of real estate, title to which is vested in this Bank, shall be made by written instrument pursuant to the order of the Board of Directors, signed by the President, Senior Executive Vice President, Executive Vice President, or a Vice President and attested by the Treasurer or an Assistant Treasurer under the seal of this Bank.

    SECTION 9.2 Contracts, Drafts, Checks, etc. All contracts, checks, drafts and other instruments shall be signed by the President, Senior Executive Vice President, Executive Vice President, or a Vice President, or the Treasurer or an Assistant Treasurer or such other officers as may be designated by the Board of Directors.

    SECTION 9.3 Authority to Vote Stock Held in Fiduciary Capacity. The vote of this Bank as stockholder in any corporation in which it may hold capital stock in a fiduciary capacity shall be cast at the Shareholders' Meeting by the Chairman of the Board, the Vice Chairman, President, Senior Executive Vice President, Executive Vice President, any Vice President, any Trust Officer, or any Assistant Trust Officer, in person, or by some person authorized by written proxy signed by one of said officers; provided, however, that such proxy, if given to any person not an officer or director of this Bank, shall be limited to a single meeting, and either shall be limited to voting for Trustees or Directors, or shall direct how such proxy holder shall vote. The above proviso, however, shall not apply to stock held by this Bank under a written agreement which expressly provides for the giving of proxies. Whenever this Bank has been or may be appointed attorney-in-fact with power of substitution in and about any transfer of shares of capital stock of any corporation, the Chairman of the Board, Vice Chairman, the President, or Senior Executive VicE President, Executive Vice President, any Vice President, any 'Trust Officer, or any Assistant Trust Officer, may, by proper written instrument, substitute an attorney-in-fact to act in the same place and stead of this Bank in and about such transfer.

    SECTION 9.4 Trust Property and Records. (Amended 2/23/94). Adequate books and records shall be maintained in the Trust and Investment Services Division for all fiduciary activities, both individual and corporate, and such books and records shall be kept separate and distinct from other books and records of this Bank. All accounts opened shall be kept so as to enable the Bank at any time to furnish information or reports required by Federal or State authorities. There shall be maintained in the Trust and Investment Services Division a file containing the original instruments creating each Trust, or properly authenticated copies thereof, the properly receipted vouchers evidencing payments under each Trust, and the properly evidenced reports to Court or other accountings for Trusts.

    The securities and investments held in each Trust shall be kept separate and distinct from those owned by the Bank, and separate and distinct from those of any other Trust, unless legally invested in a collective trust fund, and shall be in the joint custody of two or more officers or other employees designated by the Board of Directors from time to time. The securities shall be so kept as to make it impossible for any one designated officer or employee to have access to them without the presence of one of the other designated officers or employees.

    SECTION 9.5 Execution of Trust and Investment Services Division Instruments. (Amended 2/23/94). The Directors may from time to time designate from among the following qualified officers, the Chairman of the Board, the President, any officer of the Trust and Investment Services Division holding the office of Vice President, or above, and such other more junior officer of the Trust and Investment Services Division by name, those who shall have power and authority to sign, execute, acknowledge, verify and deliver or accept on behalf of the Bank, all agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, receipts, discharges, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents in connection with the exercise of any of the fiduciary powers of the Bank and in connection with the exercise of any of the powers vested in the Bank and in connection with the exercise of any of the powers vested in the Bank under powers of attorney, and the seal of the Bank may be affixed thereto and attested in accordance with the provisions of SECTION 7.2 of
                                                                  -----------
these By-Laws.

    SECTION 9.6 Blanket Bond. The Bank shall keep continuously in force a banker's blanket bond in such amount as the Board of Directors may deem necessary, issued by a company approved by the Board of Directors, covering all of the Directors, officers, employees and independent contractors - performing work for the Corporation.



                                   ARTICLE X

                    CONTINUITY OF MANAGEMENT IN EMERGENCIES


    SECTION 10.1 Emergency Operations by Surviving Staff. The event there shall occur, or be declared by appropriate governmental authority, a state of disaster or calamity which will prevent the conduct and management of the affairs and business of this Bank by its directors and officers as otherwise provided in these By-Laws, the officers and employees of this Bank shall continue to conduct the affairs of this under such guidance from the directors as may be available subject to conformance with any governmental directives during the emergency, as outlined in the SECTIONS which follow.
                --------

    SECTION 10.2 Action by Reduced Number of Directors. notwithstanding any other provisions of the By-Laws, in the event a disaster or calamity prevents the conduct and management of this Bank, as described in SECTION 10.1 then two
                                                         ------------
(2) or more available members of the then incumbent Board of Directors shall constitute a quorum of the Board. If the is only one incumbent Director available at or near the place where the Bank in fact conducts its business, he may elect temporary acting Board of Directors with all the powers of Board, and such Board may designate temporary officers to a with the powers of any officer not then and there available.

    The temporary Board may consist of only three (3) person who need not qualify under ARTICLE III of the By-Laws. The powers of such temporary Board and temporary officers shall cease at such time as a quorum of the duly elected Board of Directors shall convene.

    SECTION 10.3 Alternate Relocation of Office. If any office of this Bank shall, in the opinion of the Chief Executive Officer, or his successor under this ARTICLE X, become unfit for use because of enemy attack or defense against the same or because of civil disturbances in connection with either of the foregoing, such office may be relocated in suitable quarters as may be designated by the Board of Directors. In the event the Board of Directors is unable make such designation, the same shall be made by the Chief Executive Officer or his successor under this ARTICLE X. Bank shall return to its regularly authorized place of bus as soon as practicable and such temporary place of business shall be discontinued.

    SECTION 10.4 Officer Succession. If, in the event of disaster or calamity, as described in SECTION 10.1, either the Chief Executive Officer or the
                ------------
Treasurer cannot be located or is unable or unwilling to continue his normal duties under the By-Laws, then the authority and duties of such Chief Executive Officer or Treasurer shall, without further action of this Board of Directors, be automatically assumed as outlined in this ARTICLE X.

    Such persons shall assume such authority and duties until they resign or are unable or unwilling to assume or continue the normal duties of the positions or until the incumbent officers or persons higher up in the order disignated in the SECTIONS which follow shall become available to perform the duties of Chief Executive Officer or Treasurer, as the case may be, or until a successor is elected in accordance with the By-Laws.

    SECTION 10.5 Chief Executive Officer. Responsibility shall be assumed by the first available, able and willing to serve of the persons herein named in the order of designation.

     1.  Chairman of the Board
     2.  Vice Chairman of the Board
     3.  President
     4.  Senior Executive Vice President
     5.  Executive Vice President
     6.  Vice President
     7. The first available, able and willing to serve of the persons named, in the order designated, or on a list on file with the bank at its main office and signed by the incumbent Chairman of the Board.

     SECTION 10.6 Treasurer. Responsibility shall be assumed by the first available, able and willing to serve of the persons named, in the order designated, on a list on file with the Bank at its main office and signed by the incumbent chairman of the Board.

     SECTION 10.7 Operations of Article X. This ARTICLE X shall become operative only on the occurrence of a disaster or calamity as outlined in SECTION 10.1
                                                                ------------
confirmed by a declaration of such by the proper governmental authority affecting this Bank and shall supersede any other By-Laws of this Bank which may be inconsistent with this ARTICLE X and this ARTICLE shall remain effective only until the Bank can resume normal or substantially normal operations under this
ARTICLE X and the Board of Directors.



                                   ARTICLE XI

                                    BY-LAWS


     SECTION 11.1 Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Bank, and shall be open for inspection to all shareholders, during banking hours.

     SECTION 11.2 Shareholders Meetings. A copy of these By-Laws, with all amendments thereto, shall be available during all Annual and Special Meetings of the shareholders.

     SECTION 11.3 Amendments. The By-Laws may be amended, revised, altered or repealed, at any Regular Meeting of the Board of Directors, or at any Special Meeting of the Board of Directors, properly convened in accordance with the provisions of Section 4.5 provide that as to a Special Meeting (I) written
              -----------
notice of the proposed change, (ii) the text of the proposed changes, and (iii) the reasons for the proposed changes and the identification of the sponsor thereof, are set forth in the notice, all subject, however, to the approval of the shareholders when required by law, by a vote of a majority of the whole number of the Directors.

    Adopted at Manchester, New Hampshire, the 1st day of October, 1991, Amended February 23, 1994, for and as of January 1, 1994.

Attest,                                         /s/ Gregory D. Landroche
                                                ------------------------
                                                          Clerk

                           PETITION FOR AUTHORITY TO
                       CONTRACT FOR UNION THROUGH MERGER

                          BANK OF NEW HAMPSHIRE, N.A.
                            STRAFFORD NATIONAL BANK
                               THE SUNCOOK BANK
                               THE BRISTOL BANK
                                      and
                       BANK OF NEW HAMPSHIRE-PORTSMOUTH


                                     ORDER
                                     -----

     Pursuant to New Hampshire RSA 388:9, the above-captioned petition was heard on Monday, August 5, 1991 at 10:00 a.m. in the Office of the Bank Commissioner, 169 Manchester Street, Concord, New Hampshire. Notice of the petition and hearing had been previously published by, and in accordance with the order of the Bank Commissioner in the Manchester Union Leader, Concord Monitor, Foster's Daily Democrat and Bristol Enterprise newspapers. In the course of the hearing, evidence was received from the Petitioners. A copy of the proposed Contract for Union Through Merger had previously been filed with the Bank Commissioner. The certificates of votes of the stockholders of the five institutions have been filed with the Bank Commissioner.

     Based upon the entire record, as outlined above, the Bank Commissioner finds and rules that the public convenience and advantage and the interest of Bank of New Hampshire, N.A., Manchester, New Hampshire; Strafford National Bank, Dover, New Hampshire; The Suncook Bank, Suncook, New Hampshire, The Bristol Bank, Bristol, New Hampshire and Bank of New Hampshire-Portsmouth, Portsmouth, New Hampshire, and their stockholders and depositors will be promoted, and that the union can be made without reducing the amount standing to the credit of any depositor as of the effective date of the union, and without the necessity of imposing any restriction on the withdrawal of funds by depositors (other than any resection presently in force) and approves the fairness of the terms and conditions of the proposed issuance and exchange of securities incident to the transactions described herein as to the parties and Bank of New Hampshire Corporation's shareholders.

     Accordingly, the proposed Contract for Union Through Merger of Bank of New Hampshire, N.A., Manchester, New Hampshire; Strafford National Bank, Dover, New Hampshire; The Suncook Bank, Suncook, New Hampshire and The Bristol Bank, Bristol, New Hampshire with and into Bank of New Hampshire-Portsmouth, Portsmouth, New Hampshire under the name "Bank of New Hampshire" is hereby authorized on the express condition that the resulting bank agrees and continues to operate in compliance with the existing Formal Agreement between the Comptroller of the Currency and the Bank of New Hampshire, N.A., dated May 23, 1991, until such time as the New Hampshire Banking Department conducts an examination of the resulting bank and determines if any appropriate regulatory action is necessary.

     Pursuant to RSA 388:16, authorization is also hereby granted to the resulting bank to operate as branch offices as a result of consolidation, the business of Bank of New Hampshire-Portsmouth, Portsmouth, New Hampshire; Strafford National Bank, Dover, New Hampshire; The Suncook Bank, Suncook, New Hampshire and The Bristol Bank, Bristol, New Hampshire. Notice to the depositors of Bank of New Hampshire, N.A., Manchester, New Hampshire; Strafford National Bank, Dover, New Hampshire; The Suncook Bank, Suncook, New Hampshire; The Bristol Bank, Bristol, New Hampshire and Bank of New Hampshire-Portsmouth, Portsmouth, New Hampshire shall be given in accordance with New Hampshire RSA 388:11.


Dated  August 16, 1991         /s/ A. Roland Roberge
      ----------------        ------------------------
                               A. Roland Roberge
                               Bank Commissioner

Pursuant to New Hampshire RSA 388:14, the adoption of charter and change of name is approved by the Attorney General.


Dated  August 22, 1991         /s/Monica A. Ciolfi
      ----------------        ------------------------
                               Monica A. Ciolfi
                               Assistant Attorney General

APPROVAL OF PETITION
                             APPROVAL OF PETITION
                             --------------------

We, the undersigned members of the Board of Trust Company Incorporation, find that the public convenience and advantage will be promoted by the amendments to the charter of Bank of New Hampshire-Portsmouth, Portsmouth, New Hampshire, and that the proceedings in connection with said petition conform to the provisions of RSA Chapter 392.

     Article I formerly reading:

          "The name of this Corporation shall be Bank of New Hampshire-Portsmouth."

     shall be amended to read:

          "The name of this Corporation shall be Bank of New Hampshire."

     Article III formerly reading:

          "The principal place of business of the corporation shall be located at Portsmouth, in Rockingham County and the State of New Hampshire, but the Bank may carry on any portion of its business at any place permitted by the banking laws of the State of New Hampshire."

     shall be amended to read:

          "The principal place of business of the corporation shall be located at 300 Franklin Street, City of Manchester in the County of Hillsborough and the State of New Hampshire, but the Bank may carry on any portion if its business at any place permitted by the banking laws of the State of New Hampshire."

                                    Board of Trust Company Incorporation

                                             s/A. Roland Roberge
                                    ------------------------------------
                                              A. Roland Roberge

                                              s/Monica A. Ciolfi
                                    ------------------------------------
                                               Monica A. Ciolfi

                                             s/Georgie A. Thomas
                                    ------------------------------------
                                              Georgie A. Thomas

Dated: August 20, 1991
                                                     FILED
                                                OCTOBER 2, 1991
                                                 NEW HAMPSHIRE
                                               SECRETARY OF STATE

                                                     August 1, 1997


Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

    Re: Bank of New Hampshire

To whom it may concern:

    Bank of New Hampshire, a New Hampshire chartered commercial bank, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Commission upon request therefor pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended.

                                               BANK OF NEW HAMPSHIRE

                                               By: /s/ R. Scott Bacon
                                                   ------------------------
                                                   Name:  R. Scott Bacon
                                                   Title: President & CEO